EXHIBIT 10.2

Notice of Grant of Stock Options Under the IMS Health Incorporated 1998 Non-Employee Directors’ Stock Incentive Plan	IMS Health Incorporated

ID: 06-1506026
1499 Post Road
Fairfield, CT 06824

Option Number:

Plan:

DIMS

ID:

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

IMS Health Incorporated (“IMS HEALTH” or the “Company”) hereby grants to you a non-qualified stock option to purchase                                  shares of the Company’s common stock at $                 per share (your “Option”).  This grant is effective as of                     (the “Date of Grant”).

Your Option is subject to and governed by the terms of the IMS Health Incorporated 1998 Non-Employee Directors’ Stock Incentive Plan (the “Plan”) document.  The provisions of the Plan document are incorporated into this Stock Option Agreement (the “Agreement”) by reference.  All capitalized terms used in this Agreement but not defined shall have the meanings set forth in the Plan document.  In the event the Plan document and this Agreement are not consistent, the terms of the Plan document shall govern.

Vesting and Stated Expiration Date

Your Option will vest according to the following schedule if your service to the Company continues through the vesting date:

Number Of Shares	Vest Date	Stated Expiration Date

In the event your service to the Company and its Subsidiaries terminates, any portion of the Option not vested at or before termination will be forfeited, except as otherwise provided in the Plan.

The Option shall expire at the stated expiration date, subject to earlier forfeiture or expiration as specified in the Plan and this Agreement following your termination of service to the Company and its Subsidiaries and in other circumstances specified therein and herein.

Notwithstanding anything to the contrary in this Award Agreement, upon occurrence of a “Change in Control” (as such term is defined in the Plan), then any unvested portion of your Option will become immediately exercisable.

Exercise of Options

You may exercise your Option at such time as it has become exercisable only in accordance with the Plan and with any procedures that the Committee may set forth.

Your sales of shares acquired upon exercise of the Option will be subject to applicable restrictions under the Company’s policies regulating insider trading by non-employee directors.

Nontransferability of Option

Except as otherwise may be provided under the Plan, you cannot transfer, give or assign your Option to anyone except after your death by your will or by applicable inheritance laws, and during your lifetime your Option shall be exercisable only by you.

Governing Law

THE PLAN AND THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE.

ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK.  YOU AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO VENUE IN THOSE COURTS.  YOU FURTHER AGREE TO WAIVE ALL LEGAL CHALLENGES AND DEFENSES TO THE APPROPRIATENESS OF NEW YORK AS THE SITE OF ANY SUCH LEGAL PROCEEDING AND TO THE APPLICATION OF NEW YORK LAW.

Acceptance

You do not need to do anything if you want to accept your Options on the terms set out in this Agreement.  It would however help us if you would sign this Agreement in the space indicated below and return a copy to us by mail to:

Equity Plans

Shared Business Services

861 Marcon Boulevard

Allentown, Pennsylvania 18109

U.S.A.

If you do not want to accept your Option on the terms set out in this Agreement, please write to the Company at the above address, marking your envelope to the attention of Laura Bartels, no later than                                  .  Your Option will then be cancelled.  If you do not write to us telling us that you do not want your Option by                                 , we will assume that you want to accept your Options and agree to the terms set out in this Agreement.

By signing below, you accept your Option as described above and the terms and conditions set out in this Agreement, the Plan and all related documents.  Copies of the Plan and such related documents are being provided to you as part of this Agreement.

IMS HEALTH INCORPORATED

David M. Thomas	Director
Chairman and Chief Executive Officer